                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                SECOND BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    XXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                          SECOND BANCORP, INCORPORATED

                             108 Main Avenue, S.W.
                              Warren, Ohio  44481

                                 April 1, 1996

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING

TO THE SHAREHOLDERS OF SECOND BANCORP, INCORPORATED:

                 Notice is hereby given that the Annual Meeting of Shareholders of Second Bancorp, Incorporated, will be held in the Directors Room of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 14, 1996, at 1:30 P.M. for the following purposes:

                 1.       To fix the number of directors at seven (7).

                 2. To elect four (4) directors of the Corporation to serve until the 1998 Annual Meeting of Shareholders or until a successor is elected and qualified.

                 3. To ratify the appointment of Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp, Incorporated.

                 4. To transact such other business as may come before the meeting or any adjournment thereof.

                 The close of business March 15, 1996, has been fixed by the Board of Directors as the record date. Only those shareholders of record on that date are entitled to notice of and to vote at the meeting.

                 WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE ANNUAL SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                 YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                 A proxy statement is submitted herewith.



                                       Christopher Stanitz
                                       Secretary of Second Bancorp, Incorporated

                          SECOND BANCORP, INCORPORATED
                   108 Main Avenue, S.W., Warren, Ohio  44481

                                 April 1, 1996

                                PROXY STATEMENT

                 The Annual Meeting of Shareholders (the "Annual Meeting") of Second Bancorp, Incorporated ("Second Bancorp", the "Company, or the "Corporation"), will be held Tuesday, May 14, 1996, at 1:30 P.M. in the Board of Directors Room at the Main Office of The Second National Bank of Warren ("Second National" or the "Bank"), 108 Main Avenue, S.W., Warren, Ohio. This Proxy Statement is being mailed on or about April 1, 1996.

                 Only those shareholders of record at the close of business March 15, 1996, will be entitled to vote.

                 The solicitation of proxies will be made by mail except for any incidental solicitation by officers and representatives of Second Bancorp and of its subsidiary by personal interviews, by telephone, or by telegraph. Second Bancorp will bear the cost of the solicitation of proxies, and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of Second Bancorp.

                     COMMON AND PREFERRED STOCK OUTSTANDING

                 As of the record date for the Annual Meeting there were 2,664,411 shares of common stock and 611,766 shares of preferred stock outstanding, of which 2,499,897 shares of the common and 604,221 shares of the preferred are entitled to vote. The remaining 164,514 shares of common and 7,545 shares of the preferred are held by Second National, the wholly owned subsidiary of Second Bancorp, in certain capacities as a fiduciary and cannot be voted.

                 The general corporation law of Ohio provides that if notice in writing is given by a shareholder to the president, a vice president, or secretary of the Corporation, not less than 48 hours before the time fixed for holding the meeting, that the shareholder desires the voting at such election to be cumulative, and an announcement of such notice is made upon the convening of the meeting by the chairman of the meeting, or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of directors. Proxies solicited by the Board of Directors will be voted cumulatively, if necessary. For all other purposes, each share is entitled to one vote.

                               SECURITY OWNERSHIP

                 As of the record date, there are no persons, or "groups" as the term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, who own of record beneficially more than five percent of any class of Second Bancorp's voting securities. The following table indicates the number of shares of Company common and preferred stock owned beneficially by all Second Bancorp directors and officers as a group as of the record date.

                 Name of
                 Beneficial               Amount of and Nature              Percent
Title of Class   Owner                    of Beneficial Ownership           of Class
--------------   ----------               -----------------------           --------
Common stock     Second Bancorp's              86,977.96 shares(1)          3.264%
                 officers and directors
                 as a group

Preferred stock  Second Bancorp's              7,250 shares(1)              1.185%
                 officers and directors
                 as a group


                 Under Securities laws of the United States, Second Bancorp's directors, its executive (and certain other) officers, and any persons holding more than ten percent of any class of Second Bancorp security are required to report their ownership of Second Bancorp securities and any changes in that ownership to the Securities and Exchange Commission and to Nasdaq on a timely basis. Second Bancorp is required to report in this Proxy Statement any failure to make the necessary filing as and when due. In making the following statement, Second Bancorp has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Commission. During 1995, all of the required filings were made on a timely basis.





_______________

(1) See footnotes for directors regarding beneficial ownership. Figures include shares deemed beneficially owned but as to which the officer or director in question has disclaimed that beneficial ownership.

                             ELECTION OF DIRECTORS

                 Pursuant to the Articles of Incorporation of Second Bancorp, the Board of Directors is divided into two classes, each consisting of approximately one-half of the entire board. The directors serve staggered two year terms, so that directors of only one class are elected at each

Annual Meeting. At the forthcoming Annual Meeting, the shareholders will be asked to fix the maximum number of directors at 7 and to elect 4 directors in Class II. Each director elected at the Annual Meeting will hold office until the 1998 Annual Meeting of Shareholders or until a successor is elected and qualified. Except as otherwise specified in the proxy, the shares represented by all properly executed and returned proxies will be voted for the election of the 4 nominees named below as directors of Second Bancorp. If a nominee should become unavailable to serve, which is not anticipated, proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors.

-----------------------------------------------------------------------
The names of the nominees for director of Second Bancorp, together with specific information about the nominees, are as follows.
-----------------------------------------------------------------------

                                                           Number and Percentage of
                                                           Shares Owned Beneficially
                                                           as of March 15, 1996(1)
                         Principal Occupation During
                         the Past Five Years                                     Class A Director
Nominees            Age  and Directorships        Common Preferred        Since
-------------------------------------------------------------------------------------------------
Class II Term Expires in 1998

Alan G. Brant      64    Chairman and President, Second     29,687.49(2,3)   3,000(2)         1987
                         Bancorp and President, Director,      (1.114%)
                         and Chief Executive Officer,
                         Second National Bank.


John A. Anderson   58    Chairman and Chief Executive           6,889         1,000           1987
                         Officer, The Taylor-Winfield
                         Corporation, manufacturer of
                         metal working machinery.


John C. Gibson     67    President, Jack Gibson Con-           8,248.23(4)     2,950(5)       1987
                         struction Company, general
                         contractor.


Robert J. Webster  72    Retired and past President           22,022(6)           200         1987
                         and Chief Executive Officer,
                         Denman Corporation, manufacturer
                         of automobile tires and rubber
                         rolls.

_________________

(1) Unless otherwise stated, each nominee or director's percentage ownership of each class of stock is less than 1%.

(2) Includes 4,500 shares of common stock and 3,000 shares of preferred stock held by Mr. Brant's wife, the beneficial ownership of which he has disclaimed.

(3) Includes 9,202.49 shares of common stock held for Mr. Brant's benefit by the Bank's Savings Plan. Mr. Brant is 100% vested in these shares.

(4) Includes 864.42 shares of common stock owned by, or for the benefit of, Mr. Gibson's wife, the beneficial ownership of which he has disclaimed.

(5) Includes 1,950 shares which are owned by the Jack Gibson Construction Company which company is controlled by nominee John C. Gibson.

(6) Includes 5,116 shares of common stock owned by Mr. Webster's wife, the beneficial ownership of which he has disclaimed.

--------------------------------------------------------------------------------
The names of the three remaining Second Bancorp directors, together with specific information about the directors, are as follows.
--------------------------------------------------------------------------------

                                                           Number and Percentage of
                                                           Shares Owned Beneficially
                                                           as of March 15, 1996(1)
                         Principal Occupation During
Class I                  the Past Five Years                                Class A          Director
Directors         Age    and Directorships                   Common         Preferred        Since
-----------------------------------------------------------------------------------------------------
Class I Term Expires in 1997
Norman C. Harbert  62    Chairman, President, and Chief   5,556.87(2)        0             1987
                         Executive Officer of the HAWK
                         Group, owner of three manu-
                         facturing firms.  Mr. Harbert
                         is also a director of Caliber
                         Systems, Inc.



John L. Pogue      51    Partner, Hoppe, Frey, Hewitt &     790.99(3)        0             1987
                         Milligan (attorneys).


Raymond John       47    President and Chief Executive       4,333(4)        0             1987
Wean, III                Officer of Barto Technical
                         Services, Inc.  Prior to
                         January 1995, President of
                         Danieli Wean, Inc., and
                         President and Chief Executive
                         Officer of Wean, Incorporated,
                         formerly, Wean United, Inc.,
                         designer and manufacturer of
                         industrial machinery.

_______________

(1) Unless otherwise stated, each nominee or director's percentage ownership of each class of stock is less than 1%.

(2) Includes 2,000 shares of common held by the trustee of Mr. Harbert's defined benefit plan and 1,066.89 shares of common held in a personal trust for his benefit.

(3) Includes 223 shares of common held in a SEP IRA account for Mr. Pogue's benefit.

(4) Includes 495 shares owned by Mr. Wean's wife and 990 shares owned by his minor children, the beneficial ownership of which he has disclaimed.


                 During 1995 there were 10 meetings of the Board of Directors. Each incumbent director and director nominee was present for more than 75 percent of the number of meetings of the Board of Directors except Director Wean, who attended 7 meetings. The members of Second National's Examining (Audit) Committee are Mr. Robert C. Lewis, Jr., a director of Second National and Messrs. Gibson, Harbert, and Wean, III. The functions of the Examining Committee are to meet with Second National's auditors to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements of Second Bancorp and its subsidiary and reports of the national bank examiners as related to Second National.

The Examining Committee held 6 meetings in 1995. The board has no Nominating Committee.


                             EXECUTIVE COMPENSATION

                 Under proxy rules and regulations promulgated by the Securities and Exchange Commission, publicly held corporations are required to disclose to their shareholders certain information concerning, or deemed relevant to, compensation paid to its Named Officers (as defined in the next sentence) and to present that information in tabular and graphic form. The first table contains a summary of annual and long-term compensation for services in all capacities to Second Bancorp and its subsidiary for calendar years 1995, 1994, and 1993, of those persons who were, at December 31, 1995,
(i) the chief executive officer and (ii) the four other most highly compensated executive officers of Second Bancorp and its subsidiary (the "Named Officers").

                          SUMMARY COMPENSATION TABLE


                                         Annual                 Long Term
                                      Compensation             Compensation
                                      ------------             ------------


                                                                          Securities
Name and                                                        Underlying               All
Principal                                                          Option                Other
Position                 Year     Salary     Bonus                Awards(2)          Compensation(3)
--------                 ----     ------     -----                ------             ------------
Alan G. Brant,           1995    $230,000  $86,000                 3,750             $8,973
Chairman and
President of
Second Bancorp,          1994    $200,000  $80,000                 3,750             $9,168
Inc., and Chief
Executive Officer,
Director, and President  1993    $195,000  $63,000                 2,250             $7,215
of The Second National
Bank of Warren(1)



George R. Dovich,        1995    $119,500  $43,000                 3,300             $7,605
Vice President of
Second Bancorp,
Inc., and Executive      1994    $114,500  $40,000                 3,300             $5,801
Vice President and
Director of The Second
National Bank of         1993    $108,062  $32,000                 2,250             $4,705
Warren



William Hanshaw,         1995    $101,000  $30,000                 3,000             $3,978
Executive Officer of
Second Bancorp, Inc.
and Senior Vice          1994     $97,000  $27,000                 3,000             $4,044
President of The
Second National
Bank of Warren           1993     $92,500  $22,000                 2,250             $3,062



David L. Kellerman,      1995     $82,667  $34,000                 3,300             $4,843
Treasurer of Second
Bancorp, Inc., and
Senior Vice President    1994     $78,000  $30,000                 3,300             $3,375
and Chief Financial
Officer of The
Second National          1993     $72,000  $23,000                 2,250             $1,778
Bank of Warren



Diane C. Bastic,         1995     $90,333  $26,000                 3,000             $5,837
Executive Officer of
Second Bancorp, Inc.,
and Senior Vice          1994     $85,917  $24,000                 3,000             $4,445
President of The
Second National
Bank of Warren           1993     $80,500  $19,000                 2,250             $3,542

_______________

(1) Mr. Brant also received fees in the amount of $8,400 for 1995, $4,500 for 1994 and $5,700 for 1993 in compensation for his services as a director of Second Bancorp.

(2) Option awards for 1993 and 1994 have been adjusted to take into account a May 1, 1995, 3-for-2 common stock split.

(3) Amounts reported for 1995 represent the sum of the Company's contributions on behalf of each of the Named Officers under the Company's employee savings plan ($6,930, $6,930, $3,538, $4,375 and $5,235 respectively for Officers Brant, Dovich, Hanshaw, Kellerman, and Bastic) and executive long term disability plan ($2,043, $675, $440, $468, and $602 respectively for Officers Brant, Dovich, Hanshaw, Kellerman, and Bastic).

                       OPTION GRANTS IN LAST FISCAL YEAR
                 The second table contains information on stock options granted during 1995 to the Named Officers and their potential realizable value.


                                                                                     Potential Realizable Value
                       Number of    % of Total                                       at Assumed Annual Rates
                       Securities   Options                                          of Stock Price Appreciation
                       Underlying   Granted to                                       for Option Term

                        Options       Employees in    Exercise or    Expiration
    Name                Granted(1)    Fiscal Year     Base Price(2)    Date(3)            5%            10%
--------------------------------------------------------------------------------------------------------------------

  Alan G. Brant          3,750        14.1%           $21.125          5/22/05           $49,819           $126,244

  George R. Dovich       3,300        12.4%           $21.125          5/22/05           $43,841           $111,095

  William Hanshaw        3,000        11.3%           $21.125          5/22/05           $39,855           $100,995

  David L. Kellerman     3,300        12.4%           $21.125          5/22/05           $43,841           $111,095

  Diane C. Bastic        3,000        11.3%           $21.125          5/22/05           $39,855           $100,995

  ALL COMMON
  SHAREHOLDERS            NA           NA               NA              NA           $35,397,750        $89,697,396

--------------------------------------------------------------------------------------------------------------------

_______________

(1) All stock options granted to the Named Officers were granted May 23, 1995, but are not exercisable until May 23, 1996.

(2) The base price of each option granted was equal to the mean of the bid and ask price of the Corporation's common stock on the date the option was granted.

(3) Notwithstanding the stated expiration date, all stock options held by an individual terminate if that person ceases to be an employee for any reason other than death or retirement. In the event of death or retirement, options must be exercised by the earlier of the expiration date of the option or the third anniversary date of the event.

     AGGREGATED OPTION/SAR EXERCISES IN 1995 AND YEAR-END OPTION/SAR VALUES


        The third table contains information on the value realized by the Named Officers during 1995 on their exercise of stock appreciation rights (SARs) and stock options and the number and value of unexercised stock options and SARs at year-end 1995.


================================================================================

                                                        Number of Securities              Value of Unexercised
                                                        Underlying Unexercised            In-the-Money Options
                                                        Options and SARs at               and SARs at Year-
                                                        Year-End 1995                     End 19952

                   Shares Acquired
 Name              on Exercise(1)   Value Realized(2)  Exercisable(3)  Unexercisable      Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------------------
 Alan G. Brant              0          0          28,050            3,750                 $473,408          $28,594

 George R. Dovich(4)    1,125    $17,438           9,600            3,300                 $117,431          $25,163

 William Hanshaw            0          0           5,250            3,000                 $ 45,983          $22,875

 David L. Kellerman(5)  2,250    $24,093           5,550            3,300                 $ 48,257          $25,163

 Diane C. Bastic            0          0           7,050            3,000                 $ 71,327          $22,875

===========================================================================================================================





_______________

(1) For all SARs exercised, the number of underlying securities with respect to which the SARs were exercised.

(2) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(3) The number of all options and SARs granted prior to 1995 adjusted for a 3-for-2 common stock split May 1, 1995.

(4) 1,125 SARs with a base price of $6.00 per share exercised May 18, 1995, at a 5 day average price of $21.50 per share ($17,438 value realized). All exercised SARs were granted to Mr. Dovich under the terms of his Stock Appreciation Rights Agreement with the Company dated June 11, 1985, as amended.

(5) 2,250 share stock option with a base price of $14.67 per share exercised August 2, 1995, on which date the price of the Company's common stock was $25.375 per share.

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

                 The Compensation and Organization Committee of the Board of Directors is a joint committee of Second Bancorp, Inc., and its subsidiary, The Second National Bank of Warren (collectively the "Company"), and is composed of Cloyd J. Abruzzo, John A. Anderson, and Robert J. Webster. The Committee reviews all officer compensation levels with a view toward attracting and retaining qualified, competent executives to lead the Company in its achievement of its business objectives and to enhance long-term shareholder value.

                         EXECUTIVE OFFICER COMPENSATION

                 The Company's executive officer compensation program is comprised of base salaries, annual discretionary cash incentive bonuses, and long-term incentives in the form of stock option grants and, previously, stock appreciation rights (SARs).

                 Base Salary. Each executive officer's salary level is reviewed annually based upon performance of functional responsibilities, contribution to corporate strategic goals, experience, and demonstrated capabilities. Measurements of performance may be quantitative and/or qualitative depending upon the context of the job under evaluation.

                 Annual Cash Incentive Bonus. The Company pays discretionary bonuses to its executive officers from an incentive pool derived from a pre-set percentage of the Company's pre-tax earnings (excluding security transactions). The pool for 1994 from which bonuses were paid in 1995 (following independent audit of 1994 results) was set at 3% of such pre-tax earnings. Individual payments from the pool reflected the fact that the Company met or exceeded the corporate goals set at the beginning of 1994, including, but not limited to, profitability, asset growth, acquisitions, and achievement of strategic goals.

                 Stock Option Grants. To achieve long-term enhancement of shareholder value, the Company has an incentive program of granting stock options to a limited number of its key officers, including its executive officers. Such options are granted under the Company's Stock Option Incentive Plan at an exercise price equal to the mean of the "bid" and "ask" prices of Second Bancorp's common stock on the date of the grant. Options are awarded for ten year periods but are not exercisable until the first anniversary of any grant. Grants are awarded subjectively and are currently subject to an annual limited of 3,750 shares to any individual officer. In awarding options, the Committee takes into consideration the same attributes that are considered in the setting of salaries and the distribution of cash incentive bonuses.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

                 Measurements employed in determining compensation paid to Alan
G. Brant are generally similar to those applicable to other executive officers, but also include his performance in attracting, retaining, and motivating key management members critical to the achievement of the Company's short and long term growth, earnings, and strategic goals. Enhancement of shareholder value is also considered in the assessment of Mr. Brant's performance. Elements of Mr. Brant's compensation thus set by the Committee are reviewed and approved by remaining outside members of the Board.

                 The base salary and incentive cash bonus paid Mr. Brant in 1995 (as reflected in the Executive Compensation Table in this proxy statement) were a direct and indirect reflection, in varying degrees, of (i) the Company's progress and performance, and (ii) salaries and bonuses paid to CEOs of banking companies similar to the Company in size and market areas.

                 Since stock option grants, and previously awarded stock appreciation rights, depend upon increases in the Company's common stock price to have value as an incentive to the recipient, such grants/awards are viewed by the Committee as integral components of Mr. Brant's (and other key executives') compensation arrangement. They are a highly effective tool in directly aligning his financial interests, and the interests of the executive team, with those of the Company's shareholders.


                                Cloyd J. Abruzzo
                                John A. Anderson
                                Robert J. Webster

                        COMMON STOCK PERFORMANCE GRAPH

                 As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of total return to Second Bancorp common shareholders with an appropriate broad based market index and an index of stock performance by a peer group of publicly traded companies. The graph that follows compares year-end total shareholder returns, assuming dividend reinvestment, for the five-year period ending December 31, 1995, on Second Bancorp common stock with the Nasdaq Stock Market Index (Nasdaq Market) and the Nasdaq Bank Stocks Index (Nasdaq Banks). The Nasdaq Stock Market Index is a broad based index of total stock return for all U.S. Companies traded on the Nasdaq National Market. The Nasdaq Bank Stocks Index is a peer group index of total stock return for all domestic banks traded on the Nasdaq.




                              [CHART GOES HERE]

                        COMMON STOCK PERFORMANCE GRAPH

                         YE '90          YE '91          YE '92          YE '93          YE '94          YE '95
Second Bancorp          $100.00         $159.96         $225.02         $315.95         $327.93         $456.67
Nasdaq Banks            $100.00         $164.09         $238.85         $272.40         $271.41         $404.35
Nasdaq Market           $100.00         $160.56         $186.87         $214.51         $209.69         $296.30

                             DIRECTOR COMPENSATION

                 Each director of Second Bancorp was paid $4,500 for serving on the Board of Directors in 1995. In addition, each director was paid $400 for each board meeting attended.


                                  PENSION PLAN

                 Second Bancorp has no pension plan, but its officers are participants in the pension plan of Second National. Second National has a defined benefit non-contributory pension plan for all of its employees, "The Employees Retirement Plan of The Second National Bank of Warren". Due to the plan's fully funded status, the aggregate contribution for all plan participants for 1995 was 0 percent of the total remuneration of the plan participants. Remuneration for the purposes of the plan is the total of salaries, commissions, and bonuses paid during the year as set forth above. The retirement benefits under the pension plan are based primarily on years of service and remuneration and take into account, among other things, the retirement benefit paid under the Social Security Act. The normal retirement date for the pension plan is age 65. No pension benefits were paid to the Named Officers in 1995.

                 The following table sets forth the estimated annual benefits at normal retirement age pursuant to the provisions of the pension plan to persons in specified remuneration and year-of-service classifications:


                                                           Estimated Annual Pension
                                                           for Representative Years
Final Average Remuneration                             of Credit Service
--------------------------                             -----------------
                                             10               20               30               40

        $ 50,000                          $ 9,642          $19,284          $24,105           $24,105
          75,000                           14,892           29,784           37,230            37,230
         100,000                           20,142           40,284           50,355            50,355
         125,000                           25,392           50,784           63,480            63,480
         150,000                           30,642           61,284           76,605            76,605
         175,000                           30,642           61,284           76,605            76,605
         200,000                           30,642           61,284           76,605            76,605


                 Officers Brant, Dovich, Hanshaw, Kellerman, and Bastic had as of December 31, 1995, 10, 10, 6, 14, and 10 years, respectively, of completed credited service under Second National's pension plan.

                            EMPLOYEES' SAVINGS PLAN

                 The officers of Second Bancorp are participants in The Employees' Savings Plan of The Second National Bank of Warren (the "Plan").
Any employee who has completed 1,000 hours of service to Second National is eligible to participate in the Plan. The Plan provides that any eligible employee may elect a deduction from his/her salary, ranging from 1-15% of compensation per payroll period, the amount of which will be held by the Plan trustee for the account of such employee. Under the Plan, Second National will contribute to the Plan, on behalf of each participating employee, an amount equal to 75% of the lesser of (i) the participating employee's contribution to the Plan, or (ii) 6% of the participating employee's compensation. Participation in the Plan is voluntary. Amounts held by the Plan trustee for a participating employee may be withdrawn by such employee upon termination of employment with Second National, or upon reaching the age of 59- 1/2. Amounts set aside for a participating employee's benefit, through salary deduction, will be invested by the Plan trustee at the participant's direction in one of several investment vehicles -- a Money Market Fund, a Second Bancorp Stock Fund, a Fixed Income Common Trust Fund, an Equity Common Trust Fund, or a Growth Common Trust Fund. Second National's portion of the contribution is invested solely in the Second Bancorp Stock Fund.


                   CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

                 Second Bancorp and Mr. Brant are parties to a Stock Appreciation Rights Agreement. Pursuant to the terms of that agreement, Mr. Brant has been granted appreciation rights in Second Bancorp common stock. On the occurrence of certain specified events, such rights would entitle him to receive a cash payment in an amount equal to the increase in value of a share between the date of the grant of such rights and the reference date for payment, times the number of stock appreciation rights being exercised. Second Bancorp and Mr. Brant are also parties to an employment agreement, a consulting agreement, and a deferred compensation agreement. The employment agreement, which is presently operative, sets forth the terms and conditions applicable to Mr. Brant's service as President and Chief Executive Officer of Second National. The term of Mr. Brant's employment agreement was extended two years to March 31, 1999, by act of the Board of Directors May 31, 1995. The consulting agreement, which is not presently operative, sets forth the terms and conditions which would be applicable to Mr. Brant's rendering consulting services to Second National in the event he ceases to hold the offices of President and Chief Executive Officer of Second National. Under the consulting agreement, Mr. Brant is obligated to provide consulting services to Second National for a period of three years following the date of termination of his employment as a result of a change in control of the Company or one year if he is otherwise terminated (other than for cause), in return for which he will receive his annual salary in effect at the date of termination of his employment plus bonus and normal employment fringe benefits, during each year in the consulting term. The deferred compensation agreement replaces a supplemental pension agreement which provided that Mr. Brant would receive an additional year of pension credit for every two years of service. The deferred compensation agreement provides that Mr. Brant will receive the benefit contemplated by the supplemental pension agreement without regard to the limits placed on executive compensation by the Internal Revenue Code.

                 Second Bancorp has entered into severance agreements with Messrs. Dovich, Hanshaw, Kellerman, Ms. Bastic, and three other key executives. Those agreements generally provide certain benefits to the executive if his/her employment is terminated within one year after the date of any change in control of the Company or if the executive resigns within that time frame as a result of a significant reduction in job responsibilities or compensation, or relocation of his/her job to a place more than 40 miles distant. Upon any such occurrence, the executive will be entitled to a continuation of salary and benefits for three years and executive job search assistance. These agreements remain in effect through May 31, 2003, unless the executive leaves the Company's employ voluntarily or is terminated for cause before that date.


                   TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

                 All of the directors and officers of Second Bancorp and Second National, and the companies with which they are associated, were customers of and had banking transactions with Second National in the ordinary course of the bank's business during fiscal year 1995 and to date. Except as disclosed herein, loans and commitments to loan included among such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons. Such transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

                 Courthouse Square Realty, a general partnership ("Realty"), is indebted to the Bank in the amount of $1,419,336 including principal and interest as of December 31, 1995. The principal balance on the defaulted loan is $976,293 and interest is charged at a floating rate which, at any given time, is equal to the Bank's prime lending rate plus three percent. Realty borrowed the funds for the purpose of renovating a commercial office building in Warren, Ohio. The loan was secured by Realty's leasehold interest in the building under a lease expiring in December 2026, by an assignment of rental income from the property and by mortgages on two adjacent properties. In addition, one of Realty's two general partners and that partner's spouse executed personal guaranties of the loan. Since December 1990, other than by application of rental payments received from a tenant of the properties, no payments on the loan have been made to the Bank. In May 1991, the Bank obtained judgments for the amount of the loan against Realty, the guarantors, and an entity controlled by the guarantors which had previously assumed the loan. Those judgments were vacated by the Court in September 1992 and, after appeal, the legal proceeding to collect the debt has been returned to the Trumbull County Common Pleas Court for further action. The Bank estimates the net realizable value of all collateral securing the loan to be $550,000. John
L. Pogue, a director of Second Bancorp, is the non-guarantying general partner in Realty. The Bank has not released Mr. Pogue from his obligation on the debt nor has it commenced any proceedings against him.

                 Two of the Bank's branches are owned by John C. Gibson, a director of the Company, or related entities. During 1995, the Bank leased its Newton Falls branch from Mr. Gibson and J. D. Gibson at an annual lease rental rate of $33,600. In addition, during 1995, the Bank also leased its Champion branch from the Cousins Company, an entity 50% owned by Mr. Gibson, at an annual lease rental rate of $40,158. The Bank continues to make monthly lease payments to both Mr. Gibson and Cousins Company for those branches under lease agreements expiring in 2001 and 2004, respectively.

                 The Bank subleases space in its main office building to various entities including the Raymond John Wean Foundation, which subleased office space in 1995 at an annual lease rental rate of $14,748. Raymond John Wean, III, a director of the Company, is one of four administrators of that Foundation.

                 The firm of Hoppe, Frey, Hewitt & Milligan, of which John L. Pogue, a director of the Company, is a partner, was paid fees for various legal services performed for the Company and the Bank in the normal course of their business during 1995 and it is anticipated that they will continue to do so. Legal fees (and including director fees due Mr. Pogue) paid to that firm in 1995 were approximately $135,551.35. In addition, the firm subleased space from the Bank in its main office building during 1995 at an annual lease rental rate of $74,820.00.


                                   AUDITORS

                 The Board of Directors has appointed the firm Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp for the year 1996. A resolution requesting shareholder ratification of this appointment will be presented at the Annual Meeting.

                 A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement, if desired.


                                MISCELLANEOUS

                 The Board of Directors of Second Bancorp is not aware of any matters which are to be presented at the forthcoming Annual Meeting of Shareholders other than those specifically enumerated herein and in the notice of the meeting.

                 Whether or not you expect to be present at the Annual Shareholders Meeting, it is important that you sign and return the enclosed proxy. If you do attend the Meeting, you may vote personally rather than by proxy.

                 All shares represented by proxy in the form enclosed herein will, in the absence of other instructions, be voted in favor of:

                 (1)     Fixing the number of directors at 7.

                 (2) Election of Alan G. Brant, John A. Anderson, John C. Gibson, and Robert J. Webster as directors to serve until the 1998 Annual Meeting of Shareholders or until a successor is elected and qualified.

                 (3) Ratifying the appointment of Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp.

                 Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote upon any such matters in accordance with the recommendations of the Board of Directors.

                 The cost of solicitation of proxies shall be borne by Second Bancorp, including the cost of preparing and mailing this Proxy Statement.
Such solicitation will be made by mail and may be by contacts made by the Board of Directors and employees of Second Bancorp and Second National personally or by telephone or telegram.


                          SHAREHOLDER PROPOSALS - 1997

                 In order for shareholder proposals to be considered for presentation at the 1997 Annual Meeting of Shareholders, such proposals must be received by Second Bancorp by December 1, 1996.


                 THE PROXIES ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. FINANCIAL STATEMENTS FOR THE LATEST FISCAL YEAR, PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, ARE CONTAINED IN SECOND BANCORP'S 1995 ANNUAL REPORT MAILED TO SHAREHOLDERS WITH THIS NOTICE AND PROXY STATEMENT. ADDITIONAL COPIES OF SECOND BANCORP'S ANNUAL REPORT FOR 1995 CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO THE CORPORATION'S SECRETARY AND SENIOR VICE PRESIDENT, MR. CHRISTOPHER STANITZ, AT THE ADDRESS SET FORTH ON THE COVER OF THIS PROXY STATEMENT.


                                                Christopher Stanitz
                                                Secretary
                                                Second Bancorp, Incorporated

                          SECOND BANCORP, INCORPORATED
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1996

The undersigned hereby appoints Eugene E. Rossi, Michael Casale, and Dr. Ralph
E. Meacham, and each of them, with power of substitution, proxies to represent the undersigned to vote all common shares and/or preferred shares of Second Bancorp, Incorporated, owned by the undersigned at the Annual Meeting of Shareholders to be held in the Directors' Room at the Main Office of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 14, 1996, at 1:30 P.M. and any adjournment thereof, as marked on the reverse side hereof.

The proxies are also authorized to vote upon such other business as may properly come before the meeting.

None of the above named proxy holders are officers or employees of Second Bancorp, Incorporated.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ON THIS PROXY CARD UNLESS OTHER INSTRUCTIONS ARE PROVIDED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

                                                         For            Against         Abstain
1.       Fixing the number of Directors at 7.         ________         ________         ________

                                                                                        Withhold
                                                                          For             Vote

2.      Election of Directors in Class II to
        serve a term of two years.  Nominees:
        Brant, Anderson, Gibson, Webster                               ________         ________

        A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE
        BY LINING THROUGH THE NOMINEE'S NAME LISTED ABOVE.

                                                         For            Against         Abstain

3.      Ratifying the appointment of Ernst &
        Young, LLP, as the independent Certified
        Public Accountants of Second Bancorp,
        Incorporated.                                 ________         ________         ________






The undersigned hereby ratifies and confirms all that said proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of Notice of Annual Shareholders Meeting and the Proxy Statement accompanying the notice.

Date Signed ______________, 1996
     ____________________________________


     ____________________________________
                                                                     Signature
of Shareholder(s)

         Please sign exactly as name appears at left. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If corporation or partnership, please sign corporate or partnership name by authorized officer.